SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GRADALL INDUSTRIES, INC.
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement
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


                            GRADALL INDUSTRIES, INC.
              406 Mill Avenue, S.W. - New Philadelphia, Ohio 44663


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


The Annual Meeting of Stockholders of Gradall Industries, Inc. will be held at Sheraton Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio 44135, on May 20, 1998 at 10:00 a.m. Eastern Daylight Time for the following purposes:

1.      To  elect  directors  for  the  ensuing  year;  and

2. To consider and vote upon a proposal to approve the Gradall Industries, Inc. 1998 Stock Option Plan.

3. To consider and vote upon a proposal to approve the Gradall Industries, Inc. Employee Stock Purchase Plan.

4.      To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 3, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on April 3, 1998 are entitled to vote at the meeting.

Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the enclosed return envelope to assure that your shares will be represented. Sending in your proxy will not prevent you from voting in person if you attend the meeting.

                              By  order  of  the  Board  of  Directors



                              Joseph  H.  Keller
                              Secretary

     April  6,  1998

                            GRADALL INDUSTRIES, INC.
              406 Mill Avenue, S.W. - New Philadelphia, Ohio 44663


                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Gradall Industries, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on May 20, 1998, and any adjournment thereof.

     If a proxy card is duly signed and returned, the shares represented thereby will be voted as specified therein, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. Any stockholder returning a proxy may revoke it by executing a later dated proxy, by giving notice of revocation to the Company in writing or by casting a ballot at the meeting.

     At April 3, 1998, the record date, there were 8,941,117 shares of Common Stock outstanding and entitled to vote, and each share is entitled to one vote on each matter to be considered. There are no cumulative voting rights in the election of directors.

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 20, 1998.

                              ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders or until their successors are elected. The following nominees have been proposed by the Board of Directors and are currently serving as directors:

     Sangwoo  Ahn*
     Ernest  Green
     Perry  J.  Lewis
     John  A.  Morgan
     Barry  L.  Phillips
     Jack  D.  Rutherford
     William  C.  Ughetta,  Jr.
       and
     David  S.  Williams

*Sangwoo Ahn was a Co-Chairman of the Board from October 1995 to March 1996 and has been Chairman of the Board since March 1996.

     Mr. Ahn is a founding partner of Morgan Lewis Githens & Ahn ("MLGA"), a privately-owned international investment banking and leveraged buyout firm which was founded in 1982. Mr. Ahn has served as a general partner of MLGAL Partners L.P. ("MLGAL"), a Connecticut limited partnership and the general partner of MLGA Fund II, L.P. ("Fund II"), since its formation in 1987. Mr. Ahn also serves on the Board of Directors of Kaneb Pipeline Partners, L.P., Kaneb Services, Inc., PAR Technology Corporation, Quaker Fabric Corporation, Stuart Entertainment, Inc. and ITI Technologies, Inc. Mr. Ahn is 59 years old.

     Ernest Green has been a director of the Company since July 1996. Mr. Green is the founder of, and since its formation in 1981, has served as President and Chief Executive Officer of EGI, Inc., a manufacturer of automotive components. He is also President of Florida Production Engineering, Inc., a subsidiary of EGI, Inc. Mr. Green also serves on the Board of Directors of DPL Inc., Eaton Corporation, Fluor Daniel GTI, Inc. and Pitney Bowes, Inc. Mr. Green is 59 years old.

     Perry J. Lewis has been a director of the Company since 1995. Mr. Lewis is a founding partner of MLGA and has served as a general partner of MLGAL since its formation. Mr. Lewis also serves on the Board of Directors of Aon Corporation, Stuart Entertainment, Inc. ITI Technologies, Inc. and Chancellor Media Corporation. Mr. Lewis is 60 years old.

     John A. Morgan has been a director of the Company since 1995. Mr. Morgan is a founding partner of MLGA and has served as a general partner of MLGAL since its formation. Mr. Morgan also serves on the Board of Directors of Masco Tech, Inc., Masco Corp. and Allied Digital Technologies, Inc. Mr. Morgan is 67 years old.

     Barry L. Phillips has served as President - Chief Executive Officer and has been a director of the Company since 1995 and has served as President of The
Gradall Company, its wholly-owned subsidiary, since 1985. Prior to joining the Company, Mr. Phillips spent 26 years with International Harvester and was the plant manager of its Farmall Plant in Rock Island, Illinois. Mr. Phillips is 56 years old.

     Jack D. Rutherford has been a director of the Company since its formation in 1985. Mr. Rutherford has served as Chairman of the Board and Chief Executive Officer of the Company from 1985 to October 1995 and as Co-Chairman of the Board from October 1995 until March 1996. He served as President and Vice Chairman of ICM Krebsoge, Inc., a manufacturer of component parts for the automotive industry, from January 1993 until December 1996. Mr. Rutherford also served as Vice Chairman of Magna LLC, and its predecessors, a holding company whose operating subsidiary manufactures hydraulic cylinders, pumps and valves, from 1986 through September 1996. Mr. Rutherford also serves on the Board of Directors of Code Alarm, Inc. Mr. Rutherford is 64 years old.

     William C. Ughetta, Jr. has been a director of the Company since 1995. In December 1997, Mr. Ughetta became a Managing Director of Long Point Capital, Inc., a private equity investment firm. From January 1994 through December 1996, Mr. Ughetta was a general partner of MLGA and MLGAL. Prior to that, Mr. Ughetta served as a Vice President of MLGA and MLGAL from 1990 to 1994. Currently, Mr. Ughetta is a managing director of MLGA and MLGAL and also serves on the Board of Directors of ITI Technologies, Inc. Mr. Ughetta is 37 years old.

     David S. Williams has served as Vice President, Marketing and Sales and has been a director of the Company since 1995 and has served as Vice President, Marketing and Sales of The Gradall Company since 1986. Prior to that, Mr. Williams served as President of Claas of America and held various management positions at International Harvester, including General Sales Manager. Mr. Williams is 57 years old.

     Directors who are not officers or employees of the Company are entitled to receive $1,000 per attended meeting and $20,000 per annum for serving as directors of the Company. In addition, Mr. Green was granted an option to purchase 10,000 shares of Common Stock of the Company, at an exercise price of $2.71 per share, which may be exercised at any time and from time to time prior to August 14, 2006.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during 1997. Each director attended at least 75% of the total number of meetings of the Board and Committees on which he served, except Messrs. Morgan and Lewis.

     The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee. The Board functions as a committee of the whole to nominate candidates for election as directors.

     The Compensation Committee consists of Messrs. Ahn, Rutherford and Phillips. The functions of the Compensation Committee are to review and approve senior executive base and incentive compensation. The Compensation Committee met twice in 1997.

     The Audit Committee, which in 1997 consisted of Messrs. Ughetta, Rutherford and Green, held one meeting in 1997. The Audit Committee's functions are to review the plan and results of the annual audit by the Company's independent accountants, to review the adequacy of the Company's system of internal controls, to monitor related party transactions and to recommend to the directors the firm of accountants to serve as the Company's auditors.

                             EXECUTIVE COMPENSATION

          The following table provides information relating to compensation for the years ended December 31, 1997, 1996 and 1995 of the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Named Executive Officers").


                                  Summary Compensation Table

                                                               Long-Term
                                    Annual                Compensation Awards
Name and                         Compensation                 Securities         All Other
Principal Position         Year     Salary       Bonus    Underlying Options    Compensation
-------------------------  ----  -------------  --------  -------------------  --------------
Barry L. Phillips . . . .  1997  $     210,249  $250,000               65,000  $    18,290(1)
President and . . . . . .  1996        166,000   107,000               24,930       18,290(1)
Chief Executive Officer .  1995        165,666    99,000               28,373       18,290(1)

David S. Williams . . . .  1997        147,000    98,000               25,895       12,534(2)
Vice President, . . . . .  1996        143,096    77,000               23,545       12,534(2)
Marketing and Sales . . .  1995        139,524    75,000               25,220       12,534(2)

Joseph H. Keller, Jr. . .  1997         97,200    60,000               17,000        5,139(3)
Vice President, . . . . .  1996         91,711    46,000                6,925        5,139(3)
Engineering and Secretary  1995         88,806    50,000                6,305        5,139(3)

James C. Cahill . . . . .  1997         97,704    71,000               25,000        5,064(3)
Vice President, . . . . .  1996         88,906    56,000               13,850        5,064(3)
Manufacturing . . . . . .  1995         80,681    55,500               12,610        5,064(3)

Bruce A. Jonker . . . . .  1997         99,384    91,000               25,000        5,064(3)
Vice President and. . . .  1996         87,982    64,500               13,850        5,064(3)
Chief Financial Officer .  1995         78,792    55,500               12,610        5,064(3)

(1)     Includes $2,534 the Company contributed on behalf of Mr. Phillips to its Supplemental
Executive  Retirement Plan, $10,226 in life insurance premiums the Company paid pursuant to a split-dollar life insurance agreement with Mr. Phillips and $5,530 in life insurance premiums the  Company  paid  pursuant  to  a  deferred  compensation  agreement  with  Mr.  Phillips.

(2)     Includes $2,534 the Company contributed on behalf of Mr. Williams to its Supplemental
Executive Retirement Plan and $10,000 in life insurance premiums the Company paid pursuant to a  deferred  compensation  agreement  with  Mr.  Williams.

(3)     Represents  the  amount  the  Company  contributed  on  behalf of the Named Executive
Officer  to  its  Supplemental  Executive  Retirement  Plan.

     The following tables provide information relating to stock options granted to and exercised by the Named Executive Officers during the year ended December 31, 1997.


                                         Option Grants in Last Fiscal Year
                                                 Individual Grants

                                                                                  Potential Realizable
                           Number       % of Total                                  Value at Assumed
                       of Securities      Options                                Annual Rates of Stock
                         Underlying     Granted to     Exercise or               Price Appreciation for
                          Options      Employees in    Base Price    Expiration       Option Term
Name                      Granted       Fiscal Year      ($/sh)         Date        5%($)      10%($)
---------------------  --------------  -------------  -------------  ----------  ----------------------
Barry L. Phillips . .       25,000(1)            11%  $       12.00     4/17/07  $  188,750  $  478,123
                            40,000(2)            17%  $       13.75     6/17/07     345,892     876,558

David S. Williams . .        3,395(1)             1%  $       12.00     4/17/07      25,632      64,929
                            22,500(2)             9%  $       13.75     6/17/07     194,564     493,064

James C. Cahill . . .        2,500(1)             1%  $       12.00     4/17/07      18,875      47,812
                            22,500(2)             9%  $       13.75     6/17/07     194,564     493,064

Bruce A. Jonker . . .        2,500(1)             1%  $       12.00     4/17/07      18,875      47,812
                            22,500(2)             9%  $       13.75     6/17/07     194,564     493,064

Joseph H. Keller, Jr.        2,000(1)             1%  $       12.00     4/17/07      15,100      38,250
                            15,000(2)             6%  $       13.75     6/17/07     129,710     328,709

(1)          Exercisable  in  three  equal  annual  installments  commencing  on  April  28,  1998.
(2)          Exercisable  in  three  equal  annual  installments  commencing  on  June  18,  1998.


       Stock Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

                                     Number of Securities         Value of Unexercised
                        Shares      Underlying  Unexercised       In-the-Money Options
                       Acquired    Options at Fiscal Year End     at Fiscal Year End(1)
Name                  on Exercise  Exercisable  Unexercisable  Exercisable   Unexercisable
--------------------  -----------  -----------  -------------  ------------  --------------
Barry L. Phillips. .          -0-       18,915         99,388  $    260,838  $      606,713

David S. Williams. .          -0-       16,813         57,847       231,851         432,773

James C. Cahill. . .          -0-        8,406         43,054       115,919         272,091

Bruce A. Jonker. . .          -0-        8,406         43,054       115,919         272,091

Joseph H. Keller, Jr          -0-        4,203         26,027        57,959         149,733

(1)       Values are calculated as the difference between the exercise price of the options and  the  market  value  of  the  Company's  Common  Stock  as  of  December  31,  1997.

                                  Pension Plan

     Under The Gradall Company Employees' Retirement Plan (the "Retirement Plan"), benefits are payable to all eligible employees of the Company, other than employees who participate in a separate retirement plan for bargaining unit employees. The pension plan table below sets forth the estimated annual benefit, computed as a straight-life annuity, payable under the Retirement Plan at the normal retirement age of 65:


                                Years of Service

Remuneration     15       20       25       30       35
80,000 . . .   $12,000  $16,000  $20,000  $24,000  $28,000

100,000 . . .   15,000   20,000   25,000   30,000   35,000

120,000 . . .   18,000   24,000   30,000   36,000   42,000

140,000 . . .   21,000   28,000   35,000   42,000   49,000

160,000 . . .   24,000   32,000   40,000   48,000   56,000

180,000 . . .   24,000   32,000   40,000   48,000   56,000

     The Retirement Plan provides a benefit, based upon years of service with the Company since October 1983, and upon final average base compensation (i.e., salary only) for the five highest consecutive calendar years of the ten years preceding retirement. The benefits under the Retirement Plan are not subject to any deduction for Social Security or other amounts. The credited years of service at December 31, 1997 for the Named Executive Officers were as follows:
Mr. Phillips, 12; Mr. Williams, 12; Mr. Cahill, 14; Mr. Jonker, 14; and Mr. Keller, 14. The Company has also adopted a non-qualified supplemental retirement plan for certain officers and key employees, including Messrs. Cahill, Jonker and Keller (the "Restoration Plan"). The Retirement Plan provides an additional benefit to participants retiring before age 65, and is intended to minimize the effect of revised actuarial reduction factors utilized in calculating normal benefits under certain provisions of the Code and the Employee Retirement Income Security Act of 1974.

                              Employment Agreements

     In January 1998, the Company entered into amended and restated employment agreements with Mr. Phillips, Mr. Williams and Mr. Jonker. Mr. Phillips' agreement provides for the continuation of his employment as President and Chief Executive Officer at an annual salary of $225,000. Mr. Williams' agreement provides for the continuation of his employment as Vice President, Marketing and Sales at an annual salary of $147,000. Mr. Jonker's agreement provides for the continuation of his employment as Vice President and Chief Financial Officer at an annual salary of $103,000. The salaries of Mr. Phillips, Mr. Williams and Mr. Jonker may be increased from time to time at the discretion of the Company. The term of each agreement is for a period of one year expiring in January 1999 subject to automatic renewal for successive one-year periods unless terminated upon the notice required by the agreement. In the event that the Company experiences a change of control (as defined in the employment agreements) the term of each employment agreement is extended for a period of three years from the date on which such change of control occurs (the "Continuation Term"). If the Company terminates any of these agreements prior to the occurrence of a change of control, for any reason other than "for cause," death or disability, the Company is required to continue to make all payments due thereunder for a period of 12 months. If the employment of any of these officers is terminated within three years of the occurrence of a change in control, for any reason other than for cause, death or disability, including the officer's resignation for good cause (as defined in the employment agreement) the Company is required to continue to make all payments due thereunder for the balance of the Continuation Term. In addition, upon the termination of employment of any of these officers within three years of a change of control, the officer may receive credit for additional years of service for the purpose of computing benefits due and payable under the Company's retirement plan and benefit restoration plan. If amounts to be received by the officer in connection with a termination of the officer's employment following a change of control ("Total Payments") will be subject to the excise tax provided by Section 4999 of the Internal Revenue Code (the "Excise Tax"), (i) the Total Payments will be reduced to the maximum amount of payments which could be made without imposition of the Excise Tax (the "Safe Harbor Amount"), if within 115% of the Safe Harbor Amount or (ii) if the Total Payments equal or exceed 115% of the Safe Harbor Amount, the Company is required to pay the officer an additional amount to offset any Excise Tax on the Total Payments (the "Gross-Up Payment") and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment.

     The Company has also entered into employment agreements with Messrs. Keller and Cahill which provide for the continuation of their employment at current salaries and benefit levels, subject to annual increases at the discretion of the Company. The term of each agreement is for a period of one year, which automatically renews for successive one-year terms unless terminated by the Company upon written notice. If the Company terminates the employment of Messrs. Keller or Cahill for any reason other than "for cause," the Company is required to continue to make all payments due under the employment agreement for a period of 14 months, subject to offset for amounts earned by the officer from other employment.

                              Deferred Compensation

     The Company maintains a Supplemental Executive Retirement Plan for the benefit of certain key employees of the Company as selected by the Board of Directors including each of the Named Executive Officers (the "SERP"). Pursuant to the terms of the SERP, participants may elect to defer all or any portion of their compensation and contribute such deferral to the SERP. All participant deferrals are immediately and fully vested. The Company may make contributions to the SERP at the discretion of the Board of Directors. Company contributions are 50% vested after the participant reaches age 55 and are fully vested once the participant reaches age 60. In addition, Company contributions fully vest upon the death or disability of the participant or in the event of a change of control of the Company. If a participant's employment is terminated "for cause," all Company contributions allocated to such participant's account are forfeited. All amounts contributed to the SERP, whether as a result of Company contributions or participant deferrals have been used to purchase whole life insurance policies on the life of the participant. As of December 31, 1997, life insurance policies purchased under the SERP included policies on the lives of Mr. Phillips in the aggregate face amount of $174,133; Mr. Williams in the aggregate face amount of $103,573; Mr. Keller in the aggregate face amount of $199,234; Mr. Cahill in the aggregate face amount of $253,446; and Mr. Jonker in the aggregate face amount of $138,030. Upon the death of the insured, the entire proceeds of the policy will be paid to insured's designated beneficiary. The insured is entitled to receive the policy upon the termination of his employment as a result of disability or retirement after age 60. The Company's contribution to the SERP during 1997, 1996 and 1995 is included in "All Other Compensation" column of the "Summary Compensation Table" on page 5.

     Effective July 1989, the Company entered into a Deferred Compensation Agreement with Mr. Phillips. Pursuant to this Agreement, upon the termination of Mr. Phillips' employment with the Company at any time after age 65, the Company will pay to Mr. Phillips or his designated beneficiary in the event of his death, the sum of $78,687 per year for fifteen years. Upon the death of Mr. Phillips while employed by the Company, Mr. Phillips' designated beneficiary is entitled to receive the death benefit payable under a life insurance policy in the face amount of $125,000. Upon termination of employment as a result of disability, Mr. Phillips has the option of receiving the net cash surrender value of this policy or an assignment of the policy. The Company pays all premiums due under this policy. Premiums paid by the Company for this life insurance policy during fiscal 1997, 1996 and 1995, are included in "All Other Compensation" column of the "Summary Compensation Table" on page 5.

     The Company has entered into a Split-Dollar Life Insurance Agreement with Mr. Phillips with respect to an insurance policy on the life of Mr. Phillips with a death benefit of $500,000. Pursuant to the terms of the agreement, Mr. Phillips pays the portion of the premium attributable to the PS-58 cost of the policy, funded by an off-setting bonus from the Company, and the Company pays the balance of the premium. Upon the death of Mr. Phillips or the cancellation of the policy, the Company is entitled to receive the premiums it has paid under the policy and a portion of the cash value of the policy. The balance of the policy proceeds will be paid to Mr. Phillips or his designated beneficiary. Premiums paid by the Company for this life insurance policy during fiscal 1997, 1996 and 1995 are included in "All Other Compensation" column of the "Summary Compensation Table" on page 5.

     Effective July 1989, the Company entered into a Deferred Compensation Agreement with Mr. Williams. Pursuant to this agreement, upon the termination of Mr. Williams' employment with the Company at any time after age 60 or as a result of his disability or death, the Company will pay to Mr. Williams, or his designated beneficiary in the event of his death, the sum of $30,000 per year for 15 years. This deferred compensation payment is funded in part through an insurance policy on the life of Mr. Williams. Mr. Williams contributes $2,469 per year towards the payment of the premium due under this policy, as a deferral of his compensation. The Company contributes the balance of the premiums due under the policy which is $10,000 per year. Premiums paid by the Company for this life Insurance policy during fiscal 1997, 1996 and 1995 are included in "All Other Compensation" column of the "Summary Compensation Table" on page 5.

                              Certain Transactions

     In September 1997 the Company entered into an agreement with MLGA, pursuant to which MLGA agreed to act as a financial advisor to the Company in connection with the Company's consideration of possible strategic business alternatives including (i) acquisitions; (ii) divestitures; (iii) recapitalizations; and (iv) business combinations. The terms of the agreement provide that in the event a business combination is consummated within the term of the agreement or within one year thereafter, the Company will pay MLGA a fee for its services in an amount equal to 0.42% of the purchase price paid in such business combination up to $192.1 million and an amount equal to 1.6667% of the purchase price in excess of $192.1 million, plus reasonable out-of-pocket expenses. No amounts were paid to MLGA under this agreement during the fiscal year ended December 31, 1997. The Company is not currently considering any transaction that would cause the Company to owe a fee under the agreement to MLGA. Messrs. Ahn, Lewis and Morgan, three of the Company's directors, are founding partners of MLGA. MLGA is an affiliate of MLGA Fund II, L.P., the largest shareholder of the Company.

           Compensation Committee Interlocks and Insider Participation

     During 1997, the Compensation Committee of the Board of Directors consisted of Sangwoo Ahn and Jack D. Rutherford, both of whom are non-employee directors, and Barry L. Phillips, who is an executive officer of the Company. Mr. Phillips does not participate in the deliberations of the Compensation Committee concerning his compensation.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") oversees the Gradall executive compensation programs. The Committee met two times in 1997 to review and approve executive compensation matters.

     The Gradall executive compensation philosophy is designed to meet four primary goals:

(1) Ensure a strong linkage between individual performance and total compensation.

(2) Integrate compensation programs with Gradall's annual and long-term strategic goals.

(3) Encourage long-term strategic management and enhancement of shareholder value through equity awards.

(4) Attract and retain key executives critical to the long-term success of Gradall by providing a fully competitive reward package that is appropriately sensitive to performance.

     These principles are reflected in the key components of the executive compensation programs which consist of base salary, annual incentive awards, and long-term incentive awards. Increases in the base salaries and the specific level of participation in the incentive compensation plans for the executive officers is determined by the Committee based on the factors described below.

                                   Base Salary

     An executive's base salary and subsequent adjustments are determined relative to the following factors: individual and Company performance, scope of responsibility and accountability, and comparison with industry pay practices. The Committee feels that all of these factors are significant and the relevance of each varies from executive to executive. Therefore, no specific weight has been assigned to these factors in the evaluation of an executive's base salary.

     The specific measures of the Company's performance vary depending upon the executive's performance area and the goals periodically set for the performance area by the Company. Industry comparisons of manufacturing organizations of comparable asset size and net sales are drawn from survey data relating to various executive levels published by independent sources. Although the Committee reviews data representing base pay and annual cash incentive awards practices of the 25th to 75th percentiles of the competitive market, in terms of compensation, the Committee does have a policy to target base compensation at the 25th percentile of the competitive market, and the combination of base pay and annual cash compensation at the 50th percentile.

                          Annual Cash Incentive Awards

     Under the Gradall Incentive Compensation Plan in effect for 1997, executive officers earned annual cash incentive awards determined as a percentage of base salary. The percentage of base salary for an executive was determined by (i) the category to which the executive was assigned for 1997 based upon his level of responsibility and (ii) Gradall's performance as measured by growth in earnings per share. Awards were assigned weights of 75% for Company performance and 25% for individual performance.

                           Long-Term Incentive Awards

     Long-term incentive awards are in the form of stock options granted under the Company's Stock Option Plan.

     Stock option awards are considered annually, by the Committee and the number of shares granted to an executive officer is based on the individual's scope of responsibility, a subjective evaluation of the performance of the individual and the Company's performance since the last grant, and industry comparisons. No specific weight is attached to these factors.

     Data from three surveys published by nationally known compensation and human resources consulting firms was reviewed by the Committee to determine competitive benchmarks for awarding 1997 base salary, annual cash incentive and long-term incentive award. Competitive awards were considered by using sources presenting data as a percentage of base salary and as a dollar value. The Committee does not have a policy to target long-term incentive awards at any specific level of data as provided from these sources.

     Information as to the options awarded to each executive during recent years was reviewed by the Committee. However, the Committee did not consider the total amount of options held by an executive officer in determining the size of an option awarded for 1997.

     Each stock option has an exercise price equal to the fair market value of the underlying Common Stock of the Corporation on the date of grant. Stock options granted in 1997 become exercisable in three equal annual increments beginning on the first anniversary of the grant and remain exercisable for a period of ten years from the date of grant (subject to plan forfeiture restrictions). Since the stock options are granted at market price, the value of the stock options is entirely dependent upon the growth in the Company's stock price.

     Barry L. Phillips, President and Chief Executive Officer, has an employment contract that provides for an annual salary of $225,000, subject to increases at the Company's discretion. In determining to increase Mr. Phillips' base salary to $225,000, the Committee applied the policies described above with respect to base salaries for other executive officers.

     Incentive compensation and stock option awards to Mr. Phillips were made on the same basis described above for other executive officers. In the 1997 bonus for Mr. Phillips, the Company considered, in addition to the Company's record performance during 1997 with respect to growth in earnings per share, the successful introduction of the XL 2200 and XL 2210 excavators and the new family of D Series material handlers.

                              COMPENSATION  COMMITTEE

                              Sangwoo  Ahn
                              Jack D. Rutherford
                              Barry L. Phillips

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the SIC Code Index and the NASDAQ Composite Index for the period August 28, 1996 through December 31, 1997. Trading in the Company's Common Stock commenced on August 28, 1996


                                 COMPARE CUMULATIVE TOTAL RETURN AMONG GRADALL
                          INDUSTRIES, INC., NASDAQ MARKET INDEX AND SIC CODE INDEX

                        --------------------------  FISCAL  YEAR  ENDING  ---------------------------
COMPANY                 8/28/1996  9/30/1996  12/31/1996  3/31/1997  6/30/1997  9/30/1997  12/31/1997
GRADALL INDUSTRIES INC     100.00     112.50      123.80     123.80     160.00     148.80      165.00
INDUSTRY INDEX . . . .     100.00     108.96      109.69     117.98     154.15     155.21      141.12
BROAD MARKET . . . . .     100.00     106.98      112.02     106.32     125.78     146.65      137.41

Assumes $100.00 invested on August 28, 1996.
Assumes dividend reinvested.
Fiscal year ending December 31, 1997.

            PROPOSAL TO APPROVE THE COMPANY'S 1998 STOCK OPTION PLAN

     On March 25, 1998, the Board of Directors adopted the Company's 1998 Stock Option Plan (the "1998 Plan"), subject to stockholder approval, which provides for the grant of options to purchase up to a maximum of 300,000 shares of Common Stock. The 1998 Plan is in addition to the Company's 1995 Stock Option Plan (the "1995 Plan"). As of February 28, 1998, stock options had been granted under the 1995 Plan with respect to 515,226 shares, leaving no shares available for future grants under the 1995 Plan. The following is a brief description of the material features of the 1998 Plan. This description is qualified in its entirety by reference to the complete terms of the 1998 Plan which is attached hereto as Exhibit "A".

     The Board of Directors believes that stock options are an important means of attracting, retaining and motivating the Company's officers and key employees. Accordingly, the Board of Directors believes that it would be in the best interests of the Company and the stockholders to approve the 1998 Plan so as to permit the Company to continue to offer these incentives in the future. The 300,000 shares of Common Stock which will be authorized for issuance under the 1998 Plan, together with the 515,226 shares of Common Stock authorized to be issued under the 1995 Plan, of which 1,823 shares have already been issued, represent approximately 9.1% of the Company's outstanding shares of Common Stock as of February 28, 1998.

     The 1998 Plan will be administered by the Board of Directors of the Company (the "Board"). The Plan authorizes the granting of options which qualify as incentive stock options ("ISO's") under Section 422 of the Internal Revenue Code or non-qualified options to full-time salaried employees (including officers and directors if they are employees) of the Company or a subsidiary. Subject to limitations contained in the Plan, the Board is given full authority to determine the employees to whom options are to be granted, the number of shares for which options are granted, to interpret the Plan and prescribe, amend and rescind rules and regulations relating to the Plan and the options and to make other determinations necessary or advisable for the administration of the Plan.

     The identity or number of eligible employees to whom options may be granted in the future and the number of shares covered thereby are not determinable at this time.

     The 1998 Plan provides that the option price of any incentive stock option granted thereunder may not be less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant. The option price of any non-qualified options granted under the 1998 Plan may be less than 100% of the fair market value of the underlying Common Stock on the date of the grant, in the discretion of the Board. Payment of the option price in cash must be made in full at the time of exercise unless the Board approves another form of payment permitted by Section 422 of the Internal Revenue Code.

     The term of each option will be determined by the Board, but may not exceed ten years from the date of grant. Options become exercisable at such times and in such installments as determined by the Board.

     Options are not transferable or assignable during the recipient's lifetime, but upon the recipient's death may be exercised by the person to whom such option rights pass by will or by the laws of descent and distribution.

     Each option granted under the 1998 Plan will terminate upon the cessation of the recipient's employment, except that for a period of three (3) months following such cessation of employment (or twelve (12) months in the case of death or disability), the option may be exercised to the extent it was exercisable on the date the recipient's employment ceased. If the recipient's employment is terminated by the Company or a subsidiary for cause, his options immediately terminate and become void.

     Under the 1998 Plan, if there is any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger or other similar capital or corporate structure change, the Board of Directors may make appropriate changes in the number or kind of securities that may be issued under the 1998 Plan, as well as the number or kind of securities issuable under, and the option price of, each outstanding option.

     The 1998 Plan will expire, if not sooner terminated, on March 24, 2008. The Board of Directors may terminate or amend the 1998 Plan at any time, except that no amendment may become effective without shareholder approval which would increase the number of shares issuable under the 1998 Plan, alter the eligibility requirements or materially increase the benefits accruing to participants under the 1998 Plan.

                         Federal Income Tax Consequences

     Non-Qualified Stock Options. The issuance of a non-qualified stock option under the 1998 Plan will not generally result in any taxable income to the employee or a tax deduction to the Company at the time of grant. Generally, the employee to whom a non-qualified stock option has been granted will recognize ordinary income at the time the employee exercises the option in an amount equal to the excess of the fair market value of such shares on the date of exercise over the option price.

     Notwithstanding the foregoing, upon the exercise of a non-qualified stock option by a person subject to Section 16 of the Exchange Act ("Section 16"), the acquisition date of the shares of Common Stock for federal income tax purposes and the time of recognition of income will be postponed as long as the sale of the shares of Common Stock could subject the person to suit under the "short swing profit" provisions of Section 16, unless such person elects to be taxed on the date of exercise. Furthermore, the amount of income recognized by the recipient will be the excess of the fair market value of such shares of Common Stock at the end of the postponement period (rather than at the date of exercise) over the option price.

     The Company is generally entitled to a tax deduction corresponding to the amount of income recognized by the employee as a result of the exercise of a non-qualified stock option for the year in which the employee recognizes such income for federal income tax purposes.

     Incentive Stock Options. Neither the receipt nor exercise of an incentive stock option is a taxable event to the employee and if the employee does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares will be long-term capital gain. In such case, the Company would not be entitled to any tax deduction with respect to the grant or exercise of the option. The difference between the fair market value of the shares of the Common Stock on the date of exercise an the option price is a tax preference item which may cause the employee to incur an alternative minimum tax in the year of exercise.

     The minimum statutory holding periods are two years from the date the option is granted and one year from the date of the exercise of the incentive stock option. The statutory holding period for incentive stock options is waived in the event of the employee's death. If the shares of Common Stock are disposed of before the end of either of such statutory holding periods (a "disqualifying disposition"), the lesser of (i) the difference between the option price and the fair market value of such shares on the date of exercise, or (ii) the total amount of gain realized on the sale must be reported by the employee as ordinary income and the Company would generally be entitled to a tax deduction in that amount. The remaining gain, if any, would be taxed to the employee as capital gain.

     Notwithstanding the foregoing, if the employee is subject to Section 16 at the time of a disqualifying disposition, the acquisition date of the shares and the time of recognition of income will be postponed as long as the sale of shares could subject the employee to suit for "short swing profit," unless he elects to be taxed immediately. In addition, the amount of income recognized will be the lesser of (i) the difference between the option price and the fair market value of such shares at the end of the postponement period (rather than at the date of exercise), or (ii) the total amount of gain realized on the sale.

                           Vote Required for Approval

     The affirmative vote of a majority of the votes cast at the meeting is required to approve the amendment to the Plan. For this purpose, abstentions and broker non-votes shall not be counted. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN.

         PROPOSAL TO APPROVE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan of the Company was approved by the Board of Directors on March 25, 1998, subject to stockholder approval (the "Stock Purchase Plan"). An aggregate of 300,000 shares of Common Stock may be sold to eligible employees under the Stock Purchase Plan, subject to adjustment upon the occurrence of certain specific capitalization events. The following is a brief description of the material features of the Stock Purchase Plan; such description is qualified in its entirety by reference to the full text of the Stock Purchase Plan which is attached hereto as Exhibit B.

     The Stock Purchase Plan is intended to encourage eligible employees of the Company and its current and future subsidiaries, designated for participation by the Board of Directors, to acquire or increase their ownership of Common Stock on reasonable terms, and to foster a strong incentive to put forth maximum effort for the continued success and growth of the Company, as well as to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and is not subject to any provisions of ERISA.

     The Stock Purchase Plan is administered by a committee of the Board of Directors, which includes at least two members who are considered "non-employee directors" as required by Rule 16b-3 of the Exchange Act (the "Committee"). The Committee has full discretion to determine when offerings will be made, the number of shares of Common Stock to be made available in any offering, the length of the period during which employees may elect to participate in any offering and the period during which contributions of the option price must be paid (the "Offering Period"), and such other terms and conditions as may be necessary or appropriate, to interpret the Stock Purchase Plan, and to prescribe, amend and rescind rules and regulations relating to the Stock Purchase Plan.

     The Stock Purchase Plan enables current and future employees of the Company and its subsidiaries to purchase shares of Common Stock. Employees eligible to participate in the Stock Purchase Plan are individuals employed by the Company, or any of its current or future subsidiaries, designated by the Board of Directors to participate in the Stock Purchase Plan, on the first day of the Offering Period of any offering of shares made under the Stock Purchase Plan, provided that such individual is normally employed by the Company or any of its subsidiaries for more than 20 hours per week and more than five months in a calendar year, and has been employed by the Company or any of its subsidiaries for a least three months as of the first day of the Offering Period of any offering. Approximately 98% of the Company's 686 employees will be eligible to participate in the Stock Purchase Plan. Since such participation and the extent of contributions are voluntary on the part of the employees, the Company is unable to determine at this time the identity or level of participation of eligible employees.

     Each eligible employee who elects to participate in the Stock Purchase Plan will be permitted to purchase no more than 250 shares of Common Stock during any Offering Period. The actual number of shares of Common Stock purchased will be determined by dividing the aggregate amount the employee has elected to contribute, by the purchase price for such shares of Common Stock. Contributions may be made by payroll deduction, from both regular and bonus pay. Such contributions shall be subject to the claims of the Company's general creditors until used to purchase shares on the last day of the Offering Period as described below. No employee may elect to purchase shares during any offering for an aggregate purchase price in excess of 10% of his compensation. Compensation for this purpose includes gross bonuses paid during the Offering
Period plus the employee's gross base compensation paid during the Offering Period. In addition, no employee may purchase shares under the Stock Purchase Plan if the employee, immediately after such purchase would own five percent or more of the voting power or value of all classes of stock of the Company. No employee may purchase shares under the Stock Purchase Plan, or any other employee stock purchase plans of the Company, its subsidiary, or parent, to the extent that the aggregate fair market value of such purchases exceed $25,000 in any one calendar year (determined as of the first day of the Offering Period).

     Each person electing to participate in any offering made under the Stock Purchase Plan must execute and deliver to the Company an election agreement which indicates the amount to be deducted from each pay for each payroll period, as well as any deductions to be made from any bonus payments. If the number of shares available under the Stock Purchase Plan on a scheduled Share Purchase Date is insufficient, then each employee who elected to participate will receive a pro rata number of the available shares, based on the amount of subscriptions received.

     Subject to certain limitations set forth in the Stock Purchase Plan, an employee is permitted, at any time prior to ten (10) days before the end of the Offering Period, to terminate or reduce his payroll deductions or to withdraw all or part of the amount in his account.

     An employee whose employment is terminated for any reason or who is granted a leave of absence of more than 90 days' duration will no longer be eligible to participate in the Plan and his election to purchase shall be deemed to have been canceled at that time, and his only right will be to receive in cash the amount credited to his account.

     Payroll deductions under the Stock Purchase Plan will automatically be applied to the Purchase of Common Stock as of the last trading day of the Offering Period (the "Share Purchase Date"). On the Share Purchase Date, the aggregate amount of payroll and bonus deductions credited to the account of each employee as of such date will be applied to the purchase price for the purchase of that number of shares equal to the amount credited to the employee's account, divided by the purchase price. The purchase price will be the lesser of (i) 85% of the fair market value of the shares on the first day of the Offering Period, or (ii) 85% of the fair market value of the shares on the Share Purchase Date. A certificate representing the shares so purchased will be delivered to the employee as soon as practicable following an employee's written request. Any remainder not applied to purchase shares will be paid in cash to the employee. An employee will become a stockholder of the Company with respect to shares for which payment has been completed on the Share Purchase Date and will have no rights as a stockholder with respect to such shares until such time.

     An employee's rights under the Stock Purchase Plan are not transferable other than by will or pursuant to the laws of descent and distribution, and will be exercisable during the lifetime of the holder only by the holder or, in the event of death, by the holder's successor. Shares of Common Stock purchased under the Employee Stock Purchase Plan may not be sold or otherwise transferred for a period of one year following the date on which such shares were purchased, except in the case of the death, disability or retirement of the employee or other circumstances approved by the Committee.

     The Board may, in its sole discretion, elect to terminate the Plan at any time. In the event of any such termination, all payroll deductions shall cease and all amounts previously contributed by the participating employees shall be applied to the purchase of Common Stock then available for sale and any remaining amounts shall be refunded to participating employees.

     The Stock Purchase Plan may be amended by the Board, provided that stockholder approval will be necessary if required under Rule 16b-3 ("Rule 16b-3") of the General Rules and Regulations of the Exchange Act or Section 423 of the Code, and no amendment may impair any of the rights of any holder of an option previously granted under the Stock Purchase Plan without the holder's consent.

           Federal Income Tax Consequences of The Stock Purchase Plan

     An employee will not be required to recognize income at the time he elects to participate in the Stock Purchase Plan, or at the time shares are purchased under the Stock Purchase Plan. Provided the holding periods described below are met, upon the disposition of the Common Stock by the employee (or in the event of the death of the employee while owning such Common Stock whether or not the holding period requirements are met), the employee will recognize compensation income (taxed as ordinary income) in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the purchase price; or (ii) the excess of the fair market value of the Common Stock on the first day of the Offering Period during which such shares were purchased over the purchase price. Any additional gain or any loss resulting from the disposition will be taxed as long-term capital gain or loss. The Company will not be entitled to any deduction with respect to shares purchased under the Stock Purchase Plan except in connection with a disqualifying disposition as discussed below. The Stock Purchase Plan is not considered to be tax-qualified under Section 401(a) of the Code.

     In order for an employee to receive the favorable tax treatment described above, the employee may not sell the Common Stock within two years from the first day of the Offering Period during which such shares were purchased nor within one year from the date the Common Stock was purchased. If an employee sells the Common Stock acquired pursuant to the Stock Purchase Plan before the expiration of these holding period requirements, the employee will recognize, at the time of the sale, ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date shares were acquired over the purchase price. The amount recognized as ordinary compensation income will increase the employee's basis in such shares. The balance of gain or loss resulting from the sale will be taxed as capital gain or loss. At the time of the disqualifying sale, the Company would be allowed a deduction equal to the amount included in the employee's income as ordinary compensation income.

                           Vote Required for Approval

     The affirmative vote of a majority of the votes cast at the meeting is required to approve the amendment to the Plan. For this purpose, abstentions and broker non-votes shall not be counted. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN.


Name and Address                                Number of Shares  Percent of Class
----------------------------------------------  ----------------  -----------------
MLGA Fund II, L.P.(1). . . . . . . . . . . . .         3,865,637              43.2%

Sangwoo Ahn(1)(2). . . . . . . . . . . . . . .         3,936,458              44.0

John A. Morgan(1)(2) . . . . . . . . . . . . .         3,921,458              43.9

Perry J. Lewis(1)(2) . . . . . . . . . . . . .         3,921,458              43.9

Becker Capital Management, Inc.(3) . . . . . .           677,500               7.6

The Prudential Insurance Company of America(4)           616,700               6.9

Templeton Investment Counsel, Inc.(5). . . . .           525,000               5.9

Franklin Resources, Inc.(5). . . . . . . . . .           525,000               5.9

Charles B. Johnson(5). . . . . . . . . . . . .           525,000               5.9

Rupert H. Johnson, Jr.(5). . . . . . . . . . .           525,000               5.9

Investment Counselors of Maryland(6) . . . . .           483,000               5.4

                                       21

(1)       The  business address of MLGA Fund II, L.P. and Messrs. Ahn, Lewis and
Morgan,  is  Two  Greenwich  Plaza,  Greenwich,  CT    06830.

(2) Includes 3,865,637 shares held by MLGA Fund II, L.P. MLGAL Partners L.P., the general partner of MLGA Fund II, L.P. has the power to vote or dispose of the shares held by MLGA Fund II, L.P. Therefore, as general partners of MLGAL Partners L.P., Messrs. Ahn, Lewis and Morgan, may be deemed to be the beneficial owners of shares held by MLGA Fund II, L.P. Messrs. Ahn, Lewis and Morgan disclaim beneficial ownership of the shares held by MLGA Fund II, L.P.

(3)       The  business  address of Becker Capital Management, Inc. is 1211 S.W.
Fifth  Avenue,  Suite  2185,  Portland,  OR    97204.

(4)       The business address of The Prudential Insurance Company of America is
751  Broad  Street,  Newark,  NJ    07102-3777.

(5) Includes 525,000 shares owned by one or more open or closed-end investment companies or other managed accounts, with respect to which Templeton Investment Counsel, Inc. ("TIC"), as an investment advisor to such accounts, has all voting and investment power. TIC is a subsidiary of Franklin Resources, Inc. ("FRI"). FRI and its principal shareholders, Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed to be the beneficial owner of shares held by persons or entities advised by FRI or TIC. The business address of FRI and Messrs.
Johnson and Johnson is 777 Mariners Island Blvd., San Mateo, CA 94404. The business address of TIC is 500 East Broward Blvd., Suite 2100, Fort Lauderdale,
FL    33394-3094.

(6) The business address of Investment Counselors of Maryland is 803 Cathedral Street, Baltimore, MD 21201.

     The following table sets forth information as of March 31, 1998 with respect to the shares of Common Stock of the Company beneficially owned by each director, the chief executive officer and the four other most highly compensated executive officers and all directors and executive officers as a group.


Name                                                Number of Shares   Percent of Class
--------------------------------------------------  -----------------  -----------------
Sangwoo Ahn. . . . . . . . . . . . . . . . . . . .       3,936,458(1)              43.7%

James C. Cahill. . . . . . . . . . . . . . . . . .          36,106(2)                 *

Ernest Green . . . . . . . . . . . . . . . . . . .          10,000(2)                 *

Bruce A. Jonker. . . . . . . . . . . . . . . . . .          36,106(2)                 *

Joseph H. Keller . . . . . . . . . . . . . . . . .          15,533(2)                 *

Perry J. Lewis . . . . . . . . . . . . . . . . . .       3,921,458(1)              43.5

John A. Morgan . . . . . . . . . . . . . . . . . .       3,921,458(1)              43.5

Jack D. Rutherford . . . . . . . . . . . . . . . .           138,507                1.5

Barry L. Phillips. . . . . . . . . . . . . . . . .         295,915(2)               3.3

William C. Ughetta, Jr.. . . . . . . . . . . . . .            18,169                  *

David S. Williams. . . . . . . . . . . . . . . . .         155,313(2)               1.7

All directors and officers as a group (11 persons)    4,753,749(1)(2)              52.8

*Less  than  1%

(1)         Includes  3,865,637  shares  held by MLGA Fund II, L.P., as to which
Messrs.  Ahn,  Lewis  &  Morgan  disclaim  beneficial  ownership.

(2)         Includes shares subject to options exercisable within 60 days by Mr.
Cahill as to 8,406 shares, Mr. Green as to 10,000 shares, Mr. Jonker as to 8,406 shares, Mr. Keller as to 4,203 shares, Mr. Phillips as to 18,915 shares and Mr. Williams as to 16,813 shares.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of beneficial ownership of such securities and changes in such beneficial ownership with the Securities and Exchange Commission (the "SEC"). Such persons are also required to furnish to the Company copies of all reports they file pursuant to Section 16(a).

     Joseph H. Keller, Vice President, Engineering & Secretary of the Company, failed to file with the SEC on a timely basis a Form 5, Annual Statement of Changes in Beneficial Ownership, with respect to the transfer by Mr. Keller, by gift, of 2,520 shares of Common Stock to a non-profit organization. The Form 5 was filed with the SEC on or about March 18, 1998. Except as set forth above, based solely on a review of the copies of the forms filed pursuant to Section 16(a) received by it, the Company believes that its directors, executive officers and ten percent shareholders have complied with all such filing requirements.

                                  VOTE REQUIRED

     The eight nominees for election as directors who receive the greatest number of votes cast for the election of directors by the holders of the Company's Common Stock present in person or by proxy at the Annual Meeting, a quorum being present, shall become directors. The affirmative vote of a majority of the votes cast by the holders of the Company's Common Stock, present in person or by proxy at the meeting, a quorum being present, on the proposal to approve the 1998 Stock Option Plan will be necessary to approve the proposal. Abstentions and broker non-votes will not be counted either for or against matters submitted for vote by the stockholders.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P., independent public accountants, are the Company's independent auditors. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals by stockholders which are intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 21, 1998.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. If any other matter should properly come before the meeting, however, it is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment on such matters.

     The solicitation of proxies is being made on behalf of the Board of Directors and the cost will be borne by the Company. Brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for their expenses in forwarding proxy materials to the beneficial owners of the voting securities of the Company. Further solicitation of proxies may be made by telephone or other communication by regular employees of the Company without additional compensation.

                              By  order  of  the  Board  of  Directors



                              /S/ Joseph  H.  Keller
                              Joseph  H.  Keller
                              Secretary
April  6,  1998

     A copy of the Company's Annual Report on Form 10-K for 1997 as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but without exhibits, will be sent to any stockholder, without charge, upon written request directed to Bruce A. Jonker, Vice President and CFO, Gradall Industries, Inc., 406 Mill Avenue S.W., New Philadelphia, Ohio 44663.

Exhibit  "A"

                            GRADALL INDUSTRIES, INC.
                             1998 STOCK OPTION PLAN


1. General. This Stock Option Plan (the "Plan") provides eligible employees of Gradall Industries, Inc., a Delaware corporation (the "Company"), and its subsidiaries with the opportunity to acquire or expand their equity interest in the Company by making available for purchase shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"), through the granting of nontransferable options to purchase shares of Common Stock ("Stock Options"). Stock Options shall be referred to herein as "Grants", and an individual grant of Stock Options shall be referred to herein as a "Grant".

     It is intended that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Stock Options which do not qualify as Incentive Stock Options ("Non-Qualified Stock Options"). With respect to Incentive Stock Options granted under this Plan, the Plan and Option Agreements entered into pursuant to this Plan shall be administered and construed in a manner consistent with the requirements of Section 422 of the Code.

     The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations and rules promulgated by the Securities and Exchange Commission hereunder, including, without limitation, Rule 16b-3. The Plan shall be administered, and Stock Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations, if applicable.

2. Purpose of the Plan. The purpose of the Plan is to provide continuing incentives to key employees of the Company and its subsidiaries, by encouraging such key employees to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success. For purposes of the Plan, a "subsidiary" consists of any corporation fifty percent (50%) of the stock of which is directly or indirectly owned or controlled by the Company.

3. Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Company (the "Board"), subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board, the Plan and any Grants made hereunder shall be null and void. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the making of Grants pursuant to the Plan.

4. Administration of the Plan. The Plan shall be administered by the Board. Subject to the terms and conditions of the Plan, the Board, shall be authorized and empowered:

a.     To  select  the  key  employees  to  whom  Grants  may  be  made;

b. To determine the number of shares of Common Stock to be covered by any Grant;

c. To prescribe the terms and conditions of any Grants made under the Plan, and the form(s) and agreement(s) used in connection with such Grants, which shall include agreements governing the granting of Stock Options which may provide that the stock which is the subject of any such Grant shall be subject to the restrictions on transfer contained in any agreement in effect among the Company and one or more of its stockholders;

d. To determine the time or times when Stock Options will be granted and when they will terminate in whole or in part;

e. To determine the time or times when Stock Options that are granted may be exercised; provided, however, that unless the Board specifically determines otherwise in any individual instance, the standard vesting schedule for Stock Options granted hereunder shall be three equal yearly installments;

f. To determine, at the time a Stock Option is granted under the Plan, whether such Stock Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code; and

g. To establish any other Stock Option agreement provisions not inconsistent with the terms and conditions of the Plan or, where the Stock Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code; and

h. Make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

5. Employees Eligible for Grants. Grants may be made from time to time to those key employees of the Company or its subsidiaries who are designated by the Board in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited to, members of the Board of Directors (excluding members of the Committee) and officers of the Company and any subsidiary; however, Stock Options shall be granted to key employees only while actually employed by the Company or a subsidiary. No Stock Option shall be granted to any key employee during any period of time when such key employee is on a leave of absence.

6. Stock Subject to the Plan. The shares to be issued pursuant to any Grant made under the Plan shall be shares of Common Stock. Either shares of Common Stock held as treasury stock or authorized and unissued shares of Common Stock, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Board shall from time to time determine.

     Subject to the provisions of the next succeeding paragraph of this Section 6, the aggregate number of shares of Common Stock that can be actually issued under the Plan shall be 300,000 shares.

     If, at any time subsequent to the adoption of this Plan by the Board the number of issued and outstanding shares of Common Stock increases or decreases, or the Common Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company as a result of a stock split, stock dividend, combination of shares, reclassification, redesignation, recapitalization or other similar capital change): (i) there shall automatically be substituted for each share of Common Stock subject to the Plan and to an unexercised Stock Option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each share of outstanding Common Stock shall be changed or for which each such share of Common Stock shall be exchanged; and (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option shall remain the same as immediately prior to such event. In addition to the foregoing, the Board shall be entitled in the event of any such increase, decrease or exchange of shares of Common Stock to make other adjustments to the securities subject to a Stock Option, the provisions of the Plan, and to any related Stock Option agreements (including adjustments which may provide for the elimination of fractional shares) where necessary (under Section 422(a)(2) of the Code or otherwise) to preserve the terms and conditions of any Grants hereunder.

7.  Stock  Option  Provisions.

a. General. The Board may grant to key employees (also referred to as "optionees") nontransferable Stock Options that qualify as Incentive Stock Options under Section 422 of the Code or Non-Qualified Stock Options. Stock
Options shall only be granted under this Plan within ten (10) years from the earlier of (i) the date this Plan is adopted by the Board and (ii) the date this Plan is approved by the stockholders of the Company.

b. Stock Option Price. The option price per share of Common Stock which may be purchased under an Incentive Stock Option under the Plan shall be determined by the Board at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an "owner" as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary (a "Substantial Shareholder"), the price per share of Common Stock of such Incentive Stock Option, as determined by the Board, shall not be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date such Incentive Stock Option is granted. The option price per share of Common Stock under each Non-Qualified Stock Option granted pursuant to the Plan shall be determined by the Board at the time of Grant. Except as specifically provided above, the fair market value of a share of Common Stock shall be the last reported sales price of the Common Stock as reported by The Nasdaq National Market on the last business day prior to the date of the Grant. If the Common Stock is not included in The Nasdaq National Market, the fair market value of the Common Stock shall be determined in accordance with procedures to be established by the Board. The day on which the Board approves the granting of a Stock Option shall be considered the date on which such Option is granted.

c. Period of Stock Option. The Board shall determine when each Stock Option is to expire. However, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date upon which such Option is granted, or five (5) years from the date upon which such Option is granted, with respect to Incentive Stock Options granted to a Substantial Shareholder.

d. Limitation on Exercise and Transfer of Stock Options. Only the key employee to whom a Stock Option is granted may exercise such Option, except where a guardian or other legal representative has been duly appointed for such employee, and except as otherwise provided in the case of such employee's death. No Stock Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution. No Stock Option granted hereunder may be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.

e. Payment for Stock Option Price. A Stock Option shall be exercised by an optionee giving written notice to the Company of his intention to exercise the same, accompanied by full payment of the purchase price in cash or by check. The Board may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any Incentive Stock Option granted under the Plan to not qualify under Section 422 of the Code, or cause any share of Common Stock issued in connection with the exercise of an option not to be a fully paid and non-assessable share of Common Stock.

f. Limitation on Exercisable Stock Option. No Incentive Stock Option shall be granted to any optionee, to the extent that the aggregate fair market value of the shares of Common Stock subject to such Option and all other Incentive Stock Options granted to such optionee, which are first eligible for exercise in any given calendar year, exceeds the sum of One Hundred Thousand Dollars ($100,000.00). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other Incentive Stock Options granted by the Company, or by a parent or subsidiary thereof.

g. Withholding of Taxes. The Board may, in its sole discretion, require, as a condition to any Grant or to the delivery of certificates for shares issued hereunder, that the optionee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any Grant or any delivery of shares of Common Stock upon exercise thereof. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary, bonus, severance of insurance proceeds) otherwise due to an optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any Grant or to the delivery of shares of Common Stock under the Plan.

8. Termination of Employment. A Stock Option may be exercised only while the optionee is an employee of the Company or a subsidiary or within three (3) months after the termination of employment for any reason other than death, retirement, "permanent and total disability" (as defined below) or termination for "cause" (as defined below). Neither the optionee nor any other person shall have any right after such date to exercise all or any part of his Stock Options and they shall thereupon be forfeited, declared void and without value, or both.

     If termination of employment is due to death or permanent and total disability, then outstanding Stock Options may be exercised, to the extent they were exercisable on the date of such termination of employment, within the one

(1) year period ending on the anniversary of such death or permanent and total disability. If termination of employment is without cause or as a result of retirement, such Stock Options may be exercised, to the extent they were exercisable on the date of such termination of employment, within three (3) months of the date of such termination. In the case of death, such outstanding Stock Options may be exercised by such optionee's estate, or the person designated by such optionee by Will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Stock Option be exercisable after the expiration of the option period.

     For purposes hereof, "permanent and total disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. For purposes hereof, termination for "cause" means termination of the employee's employment by the Company as a result of (i) conviction of the employee for a felony or for any crime or offense lesser than a felony involving the property of the Company or a subsidiary; (ii) conduct by the employee that has caused demonstrable and serious injury to the Company or a subsidiary, monetary or otherwise; or (iii) substandard performance, or material misconduct or negligence in the performance, of the employee's duties in the reasonable judgment of the Board.

9. Merger, Sale, etc. In the event of a merger, consolidation or other corporate reorganization of the Company with respect to which the outstanding shares of Common Stock of the Company are to be converted into or exchanged for cash, debt or equity securities or other property, the Company shall pay to each holder of an outstanding Stock Option on or before the consummation thereof in cash the amount by which the aggregate value of the consideration receivable in the transaction by the holder of the number of shares of Common Stock equal to the number of shares remaining subject to such Stock Option (whether or not then exercisable) exceeds the aggregate option price of such Stock Option unless (i) the surviving or acquiring corporation in such merger, consolidation or other corporate reorganization has agreed to assume such Stock Option or to substitute a new option therefor in conformity with the requirements of Section 422 and 424 of the Internal Revenue Code and (ii) such holder agrees to such assumption or substitution.

     In the event that (a) the Company sells or otherwise transfers all or substantially all its assets or (b) all or substantially all the assets of The Gradall Company are acquired by another corporation or entity (whether by purchase, merger or otherwise) then, in either of such events, the Company shall pay to each holder of an outstanding Stock Option on or before the consummation thereof an amount in cash equal to the product obtained by multiplying (I) the number of shares remaining subject to such Stock Option (whether or not then exercisable) by (II) the quotient obtained by dividing (A) the value of the consideration paid to the Company or The Gradall Company for such assets (excluding the amount of debt assumed by the acquirer) by (B) the number of shares of Common Stock of the Company which would then be outstanding (assuming the exercise of all options, warrants and convertible securities) and subtracting from the product so obtained the aggregate option price of such

Stock Option, unless (i) the acquiring corporation or entity has agreed to assume such Stock Option or to substitute a new option therefor in conformity with the requirements of Section 422 and 424 of the Internal Revenue Code and
(ii)  such  holder  agrees  to  such  assumption  or  substitution.

10. Change of Control. In the event that (i) the Company is the surviving corporation in a merger, combination or other corporate reorganization as a result of which less than a majority of the outstanding voting securities are owned by the persons who were shareholders of the Company immediately prior to such merger or corporate reorganization, (ii) 25% or more of the outstanding voting securities of the Company become owned (whether directly, indirectly, beneficially or of record) by any person or group (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934), other than MLGA Fund II, L.P. or a pension, retirement, profit sharing, employee stock ownership or other employee benefit plan of the Company or an affiliate thereof, and the percentage of voting securities so owned by such person or group exceeds the percentage of the Company's outstanding voting securities owned by MLGA Fund II,
L. P. or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constituted the directors of Company cease for any reason to constitute a majority thereof (provided, however, that for purposes of this clause (iii) each new director whose nomination for election was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period), then in any of such events each Stock Option which is then outstanding shall immediately become and be exercisable in full for the remainder of its term, notwithstanding the subsequent termination by the Company of the optionee's employment with the Company.

11. Employment by Subsidiary. For purposes of this Plan, employment by a subsidiary of the Company shall be considered employment by the Company. The term "subsidiary" as used herein shall have the meaning set forth in Section 424 of the Internal Revenue Code or subsequent comparable statute. All references herein to the provisions of the Internal Revenue Code are references to the Internal Revenue Code of 1986, as amended, as in effect from time to time.

12. Amendments to Plan. The Board is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board, the Board may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of the stockholders, shall any action of the Board or the Board result in:

a. Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof;

b. Materially increasing, except as provided in Section 6 hereof, the maximum number of shares of Common Stock that may be made subject to Grants; or

c. Materially increasing the benefits accruing to participants under this Plan;

except to conform this Plan and any agreements made hereunder to changes in the Code or required by governing law.

13. Investment Representation, Approvals and Listing. The Board may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of the following investment representation from the optionee:

     "I agree that any shares of Common Stock of Gradall Industries, Inc. which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act, with respect to said shares of Common Stock has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Gradall Industries, Inc. an opinion of counsel satisfactory to Gradall Industries, Inc. to the effect that the sale or other proposed disposition of said shares of Common Stock may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."

     The Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of any Stock Option granted under this Plan prior to (i) the obtaining of any approval from any governmental agency with the Board shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the shares of Common Stock may be listed; (iii) the completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Board shall, in its sole discretion, determine to be necessary or advisable or the determination by the Board, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable; or (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Board, in its sole discretion, shall determine to be adequate.

14. General Provisions. The form and substance of Stock Option Agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any Stock Option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or to interfere with or limit the right of the Company or any subsidiary to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option Agreement shall be construed as entitling any optionee to any rights of a stockholder as a result of the grant of Stock Option, until such time as shares of Common Stock are actually issued to such optionee pursuant to the exercise of such Option. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any employee (or any other party acting on his behalf or in his stead) with respect to any loss, cost or expense which such employee or party may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.

15. Provisions Applicable Solely to Insiders. The provisions of this Section 15 shall apply only to persons who are subject to Section 16 of the Exchange Act with respect to securities of the Company ("Insiders"), and shall apply to Insiders notwithstanding any provision of the Plan to the contrary. No Insider shall be permitted to transfer any security of the Company acquired by him, except to the extent permitted by 17 C.F.R. 240.16a-2(d)(1), upon the exercise of any Stock Option, until at least six (6) months and one (1) day after the later of (i) the day on which such Stock Option is granted to the Insider or
(ii) the day on which the exercise or conversion price of such Stock Option is fixed.

16. Termination of This Plan. This Plan shall terminate on March 24, 2008, and thereafter no Stock Options shall be granted hereunder. All Stock Options outstanding at the time of termination of this Plan shall continue in full force and effect according to their terms and the terms and conditions of this Plan.

Exhibit  "B"
                            GRADALL INDUSTRIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


1. Purpose. Gradall Industries, Inc., a Delaware corporation (the "Company"), hereby adopts this Employee Stock Purchase Plan (the "Plan"). The purpose of the Plan is to provide an opportunity for the employees of the Company and any current or future subsidiaries designated by the Board of Directors of the Company (the "Board") to purchase shares of Common Stock, par value $.001, of the Company ("Common Shares") through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's shareholders.

2. Common Shares Subject to Plan. An aggregate of 300,000 Common Shares of the Company may be sold pursuant to the Plan. Such Common Shares may be authorized but unissued Common Shares, treasury shares or Common Shares purchased in the open market, as the Committee determines. If there is any change in the outstanding Common Shares by reason of a stock dividend or distribution, stock split, recapitalization, combination or exchange of shares, or a merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Common Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

3. Administration. The Plan shall be administered by a committee (the "Committee") consisting of not less than two directors of the Company appointed by the Board, none of whom shall participate in the Plan and all of whom shall qualify as disinterested persons within the meaning of Securities and Exchange Commission Regulation 240.16b-3 or any successor regulation. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Common Shares made available hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

4. Eligibility. All regular employees of the Company, and of each qualified subsidiary of the Company designated for participation by the Board of Directors, other than:

(a)      full-time  employees who have been employed for less than three months;

(b) employees whose customary employment is 20 hours or less per week or is for not more than five months in any calendar year; and

(c) employees who own 5% or more of the voting shares or value of the Company or any of its subsidiaries, determined in accordance with Section 424(d) of the Internal Revenue Code.

shall be eligible to participate in the Plan. For the purposes of this Plan, (a) an employee shall be considered a "full-time employee" if such employee is customarily employed more than 20 hours per week, and (b) the term "qualified subsidiary" means such subsidiary in which the Company, directly or indirectly, owns 50% or more of the total combined voting power of all classes of stock.

5. Participation. An eligible employee may elect to participate in the Plan as of any "Enrollment Date". Enrollment Dates shall occur on the first day of each quarterly Offering Period (as defined in paragraph 8). Any such election shall be made by completing and forwarding to the Company an enrollment/election form at least 10 days prior to such Enrollment Date, authorizing payroll deductions in such amount as the employee may request but in no event less than the minimum nor more than the maximum amount as the Committee shall determine. Unless otherwise determined by the Committee, the maximum payroll deductions which any eligible employee may make during any calendar year shall not exceed ten percent (10%) of such employee's "compensation" from the Company. For the purposes of this paragraph 5, "compensation" shall mean an amount equal to the sum of (i) the gross base pay of the eligible employee during the Offering Period, and (ii) the gross amount paid to the employee by the Company or any subsidiary under any incentive compensation plan or bonus plan during the Offering Period. A participating employee may increase or decrease his payroll deductions as of any subsequent Enrollment Date by completing and forwarding to the Company a revised enrollment/election form at least 10 days prior to such Enrollment Date; provided, that changes in payroll deductions shall not be permitted to the extent that they would result in total payroll deductions below the minimum or above the maximum amount as set forth above or as is specified by the Committee.

6. Payroll Deduction Accounts. The Company shall establish on its books and records a "Payroll Deduction Account" for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 5 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account.

7. Withdrawals. An employee may withdraw from the Plan at any time by completing and forwarding a written enrollment/election to the Company. Upon receipt of such form, payroll deductions on behalf of the employee shall be discontinued commencing with the immediately following payroll period, and such employee may not again be eligible to participate in the Plan until the next Enrollment Date. If such withdrawal notice is received by the Company at least 10 days prior to a Share Purchase Date, amounts credited to the Payroll Deduction Account of any employee who withdraws shall be refunded to the employee as soon as practicable after the withdrawal. If a withdrawal notice is not received prior to 10 days before a Share Purchase Date, amounts credited to the Payroll Deduction Account of any employee who withdraws shall be used to purchase Common Shares on such Share Purchase Date.

8. Offering Periods. The Plan shall be implemented by consecutive three-month Offering Periods with a new Offering Period commencing on the first trading day on or after the first day of each January, April, July and October during the term of the Plan, or on such other date as the Committee shall determine, and continuing thereafter to the end of such period, subject to termination of the Plan in accordance with paragraph 18 hereof. The first Offering Period hereunder shall commence on July 1, 1998 "Trading day" shall mean a day on which the Nasdaq National Market System is open for trading. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each Offering Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase dates (the "Share Purchase Dates") on which each employee for whom a Payroll Deduction Account has been maintained shall purchase the number of Common Shares determined under paragraph 9(a). Notwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Common Shares

(a) to an employee who, immediately after the right is granted, would own Common Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary,

(b) which would permit an employee's right to purchase Common Shares under this Plan, or under any other employee stock purchase plan qualifying under
Section 423 of the Internal Revenue Code, maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 in fair market value for each calendar year, or

(c) to the extent that any employee would purchase more than 250 Common Shares during any Offering Period.

     For the purposes of subparagraph (a), the provisions of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

9.  Purchase  of  Common  Shares.

(a) Subject to the limitations set forth in paragraphs 7 and 8, each employee participating in an offering shall purchase as many whole Common Shares (plus any fractional interest in a Common Share) as is determined by dividing the amounts credited to his or her Payroll Deduction Account four days prior to the Share Purchase Date (or such other date as the Committee shall determine) (the "Cutoff Date") by the Purchase Price for the Common Shares. Employees may purchase Common Shares only through payroll deductions, and cash contributions shall not be permitted.

(b) The "Purchase Price" for Common Shares purchased under the Plan shall be not less than the lesser of (i) an amount equal to 85% of the closing price of the Common Shares on the first Trading Day of the Offering Period, or (ii) 85% of the closing price of the Common Shares on the Share Purchase Date. For these purposes, the last reported sales price shall be as reported on the Nasdaq National Market System. The Committee shall have the authority to establish a different Purchase Price as long as such Purchase Price complies with the provisions of Section 423 of the Internal Revenue Code.

(c) On each Share Purchase Date, the amount credited to each participating employee's Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many whole Common Shares (plus any fractional interest in a Share) as may be purchased with such amount at the applicable Purchase Price. Any amount remaining in an employee's Payroll Deduction Account as of the relevant Cutoff Date in excess of the amount that may properly be applied to the purchase of Common Shares shall be refunded to the employee as soon as practicable.

10. Transfer Restrictions. Common Shares purchased pursuant to the Plan may not be sold or otherwise transferred by a participant for a period of one year following the date that such Common Shares are purchased, unless the participant dies, retires or becomes disabled. If a participant dies, reties or becomes disabled then the Common Shares in such participant's account may be sold by such participant or the participant's estate at any time following such event. For purposes of this Plan, a participant shall be considered disabled if the participant is unable to perform his or her stated duties with the Company by reason of illness, accident or other incapacity and does not engage in any occupation or employment for wage or profit for which the participant is reasonably qualified by education, training, or experience. A participant shall be deemed to be retired when he or she receives pension benefits from the Company or the IAM National Pension Fund. The Committee may provide for exceptions to the transfer restrictions set forth in this Section, and allow a participant to transfer Common Shares purchased pursuant to the Plan, in those circumstances that the Committee deems appropriate.

11. Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Common Shares purchased by an employee pursuant to the Plan shall be held in the employee's brokerage or Plan share account ("Plan Share Account") in his or her name, or if the employee so indicates on his or her enrollment/election form, in the employee's name jointly with a member of the employee's family, who is of legal age, with right of survivorship.

12. Rights as Shareholder. An employee shall have no rights as a shareholder with respect to Common Shares subject to any rights granted under this Plan until payment for such Common Shares has been completed at the close of business on the relevant Share Purchase Date.

13. Certificates. Certificates for Common Shares purchased under the Plan will not be issued automatically. However, certificates for whole Common Shares purchased shall be issued as soon as practicable following an employee's written request. The Company may impose a reasonable charge for the issuance of such certificates. Fractional interests in Common Shares shall be carried forward in an employee's Plan Share Account until they equal one whole Share or until the termination of the employee's participation in the Plan, in which event an amount in cash equal to the value of such fractional interest shall be paid to the employee in cash.

14. Termination of Employment. If a participating employee's employment is terminated for any reason, if an employee dies, if an employee is granted a leave of absence of more than 90 days duration, or if an employee otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the employee shall be discontinued. Any amounts then credited to the employee's Payroll Deduction Account shall remain in the account and shall be used to purchase Common Shares on the next scheduled Share Purchase Date.

15. Rights Not Transferable. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during an employee's lifetime only by the employee.

16. Employment Rights. Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or any subsidiary. Participation in the Plan does not limit the right of the Company or any subsidiary to terminate a participating employee's employment at any time or give any right to an employee to remain employed by the Company or any subsidiary in any particular position or at any particular rate of remuneration.

17. Application of Funds. All funds received by the Company for Common Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.

18. Amendments and Termination. The Board may amend the Plan at any time, provided that if shareholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Regulation 240.16b-3 or Section 423 of the Internal Revenue Code, then no such amendment shall be effective unless such amendment is approved by the Company's shareholders within 12 months after the date of its adoption by the Board of Directors. The Board of Directors may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the participating employees' Payroll Deduction Accounts shall be equitably applied to the purchase of whole Common Shares then available for sale, and any remaining amounts shall be promptly refunded to the participating employees.

19. Applicable Laws. This Plan, and all rights granted hereunder, are intended to meet the requirements of an "employee stock purchase plan" under Section 423 of the Internal Revenue Code, as from time to time amended, and the Plan shall be construed and interpreted to accomplish this intent. Sales of Common Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.

20. Expenses. Except to the extent provided in paragraph 13, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Common Shares in the open market for sale to participating employees, shall be borne by the Company and its subsidiaries.

21. Shareholder Approval. The Plan was adopted by the Board of Directors on March 25, 1998, subject to shareholder approval. The Plan and any action taken hereunder shall be null and void if shareholder approval is not obtained at the next annual meeting of shareholders.

                            GRADALL INDUSTRIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            ENROLLMENT/ELECTION FORM

SOCIAL SECURITY NUMBER
                      ----------------------------------------------------------
(STOCK  WILL  BE  HELD  IN  YOUR  ACCOUNT  AS  IT  APPEARS  BELOW)

ACCOUNT  TYPE  [ ]  INDIVIDUAL  [ ]  JOINT  TENANT  WITH  RIGHT  OF SURVIVORSHIP

ACCOUNT NAME
            --------------------------------------------------------------------
ADDRESS
        ------------------------------------------------------------------------
HOME PHONE NUMBER
                 ---------------------------------------------------------------
COMPANY
       -------------------------------------------------------------------------
I hereby elect to participate in the Gradall Industries, Inc. Employee Stock Purchase Plan (the "Plan") and hereby authorize my employer to make a payroll deduction of _____% (maximum of 10%) of my gross pay which will be used to purchase Gradall Industries, Inc. Common Shares through the Plan. (Indicate whole percentage.)

The effective date of this deduction/election is [ ] January 1 [ ] July 1
                                                 [ ] April 1   [ ] October 1

This is (check one):

[ ] A new enrollment

[ ] A change to increase or decrease my contribution amount effective on the first day of the next Offering Period.

[ ] A withdraw from the Plan and discontinue contributions to the Plan on the next available payroll period.

I understand that my deduction will be made each pay period that I participate in the Plan. I also understand that the payroll deduction percent I indicated above will be computed on my gross pay (pre-401k) and therefore that dollar amount may vary each pay period based on my gross pay. I understand that the deduction is made as an after-tax deduction and that deductions credited to my account will not earn interest. I also understand that unless I retire, die or become disabled, I may not sell or otherwise transfer the Common Shares acquired pursuant to the Plan for a period of one year after the date that they are purchased.

I certify that I am at least 18 years of age and have received and read the Gradall Industries, Inc. Enrollment Guide/Prospectus.

I understand that the payroll deduction will continue in each Offering Period until Gradall Industries, Inc. receives written instructions to withdraw my Plan participation.


     EMPLOYEE SIGNATURE                          DATE
                       --------------------------     --------------------------

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